UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Schedule 14A

Proxy Statement pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

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WAYTRONX, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Not applicable

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Waytronx, Inc.
20050 SW 112th Avenue
Tualatin, Oregon 97062
Phone (503) 612-2300.

July __, 2009

Dear Stockholders:

We are pleased to invite you to attend our 2009 Annual Meeting of Stockholders to be held on Tuesday, September 29, 2009 at 9:00 a.m. PDT in our corporate offices located at 20050 SW 112th Avenue, Tualatin, Oregon 97062.  The Board of Directors has fixed the close of business on August 5, 2009 as the record date for the determination of shareholders entitled to receive notice of, and to vote at, the Annual Meeting.  For your convenience, we are also pleased to offer a live webcast of our Annual Meeting to allow you to view the Annual Meeting on the Investor Relations section of our web site at www.waytronx.com.

Details of the business to be conducted are described in the Notice of Internet Availability of Proxy Materials (the “Notice”) you received in the mail and in this proxy statement.  We have also made available a copy of our 2009 Annual Report to Stockholders with this proxy statement.  We encourage you to read our Annual Report.  It includes our audited financial statements and provides information about our business and products.

We have elected to provide access to our proxy materials over the internet under the Securities and Exchange Commission’s “notice and access” rules.  We are constantly focused on improving the ways people connect with information and believe that providing our proxy materials over the internet increases the ability of our stockholders to connect with the information they need, while reducing the environmental impact of our Annual Meeting.  If you want more information, please see the Questions and Answers section under the heading General Information about the Annual Meeting of the proxy statement or visit the Annual Stockholders Meeting section of our Investor Relations website.

Your vote is important.  Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible.  You may vote over the internet, as well as by telephone or, if you requested to receive printed proxy materials, by mailing a proxy card or voting instructions.  Please review the instructions on each of your voting options described in this proxy statement as well as in the Notice you received in the mail.

Thank you for your ongoing support of Waytronx.  We look forward to seeing you at our Annual Meeting.

Sincerely,

/s/ William J. Clough
William J. Clough
President/Chief Executive Officer

WAYTRONX, INC.

NOTICE OF 2009 ANNUAL MEETING OF SHAREHOLDERS

To be held Tuesday, September 29, 2009 at 9:00 a.m. PDT in our corporate offices located at 20050 SW 112th Avenue, Tualatin, Oregon 97062.

To: The Shareholders of Waytronx, Inc.

We will hold the 2009 Annual Meeting of Shareholders (the “Annual Meeting”) of Waytronx, Inc. on Tuesday, September 29, 2009 at 9:00 a.m. PDT in our corporate offices located at 20050 SW 112th Avenue, Tualatin, Oregon 97062 for the following purposes:
1.	The election of three directors to hold office for two years or until the 2011 Annual Meeting of Shareholders or until their respective successors have been duly elected and qualified;
2.	To amend the 2008 Equity Incentive Plan to increase by 1,500,000 the number of common shares issuable under the plan from 1,500,000 presently authorized to 3,000,000.
3.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

These items of business are more fully described in the proxy statement accompanying this notice.  The Board of Directors has fixed the close of business on August 5, 2009 as the record date for the determination of shareholders entitled to receive notice of, and to vote at, the Annual Meeting.  For a period of at least ten days prior to the Annual Meeting, a complete list of shareholders entitled to vote at the Annual Meeting will be open to examination by any shareholder during ordinary business hours at the offices of the Company, 20050 SW 112th Avenue, Tualatin, Oregon 97062.

Your vote is very important.  All shareholders are cordially invited to attend the Annual Meeting.  Whether or not you plan to attend the Annual Meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible.  For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials (the “Notice”) you received in the mail, the section entitled General Information about the Annual Meeting beginning on page 3 of this proxy statement or, if you requested to receive printed proxy materials, your enclosed proxy card.

To assure your representation at the Annual Meeting, we ask that vote as promptly as possible.  Your stock will be voted in accordance with the instructions you give in your proxy.  Your proxy may be revoked at any time before it is voted by signing and returning a proxy bearing a later date for the same shares, by filing with the Secretary of the Company a written revocation bearing a later date or by attending and voting in person at the annual meeting.

By Order of the Board of Directors

/s/ Bradley J. Hallock
Corporate Secretary
Tualatin, Oregon
July __, 2009

WE URGE YOU TO VOTE AS SOON AS POSSIBLE, EVEN IF YOU ARE CURRENTLY INTENDING TO ATTEND THE MEETING.  THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON, BUT WILL ASSURE THAT YOUR VOTE IS COUNTED IF YOU ARE UNABLE TO ATTEND THE MEETING.  IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING IN PERSON OR BY PROXY; IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD (which will be made available to you separately) OR PROVIDE VOTING INSTRUCTIONS BY TELEPHONE OR VIA THE INTERNET.

WAYTRONX, INC.

PROXY STATEMENT

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Waytronx, Inc. (the “Company") for use at the 2009 Annual Meeting of Stockholders to be held on Tuesday, September 29, 2009 at 9:00 a.m. PDT in our corporate offices located at 20050 SW 112th Avenue, Tualatin, Oregon 97062 and for any postponements or adjournments thereof.  Please vote your shares of Waytronx, Inc. common stock and preferred stock.  Your vote at the Annual Meeting is important to us.  Whether or not you plan to attend the Annual Meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible.  For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials (the “Notice”) you received in the mail, the section entitled General Information about the Annual Meeting beginning on page 3 of this proxy statement or, if you requested to receive printed proxy materials, your enclosed proxy card.  The Proxy Statement and the accompanying materials are being made available to the stockholders on or about August 1, 2009.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Q: Why am I receiving these materials?
A: Our board of directors has made these materials available to you on the internet, or, upon your request, has delivered printed proxy materials to you, in connection with the solicitation of proxies for use at the Waytronx 2009 Annual Meeting of Stockholders, which will take place on Tuesday, September 29, 2009 at 9:00 a.m. PDT in our corporate offices located at 20050 SW 112th Avenue, Tualatin, Oregon 97062 Thursday.  As a stockholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this proxy statement.

Q: What information is contained in this proxy statement?
A: The information in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and most highly paid executive officers, corporate governance and information on our board of directors and certain other required information.

Q: Why did I receive a notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?
A: In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), we may furnish proxy materials, including this proxy statement and our 2008 Annual Report to Stockholders, to our stockholders by providing access to such documents on the internet instead of mailing printed copies.  Most stockholders will not receive printed copies of the proxy materials unless they request them.  Instead, the Notice, which was mailed to most of our stockholders, will instruct you as to how you may access and review all of the proxy materials on the internet.  The Notice also instructs you as to how you may submit your proxy on the internet.  If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

Q: I share an address with another stockholder and we received only one paper copy of the proxy materials.  How may I obtain an additional copy of the proxy materials?
A: We have adopted a procedure called “householding,” which the SEC has approved.  Under this procedure, we deliver a single copy of the Notice and, if applicable, the proxy materials and the 2008 Annual Report to Stockholders to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders.  This procedure reduces our printing costs, mailing costs and fees.  Stockholders who participate in householding will continue to be able to access and receive separate proxy cards.  Upon written request, we will deliver promptly a separate copy of the Notice and, if applicable, the proxy materials and the 2008 Annual Report to Stockholders to any stockholder at a shared address to which we delivered a single copy of any of these documents.  To receive a separate copy of the Notice and, if applicable, these proxy materials or the 2008 Annual Report to Stockholders, stockholders may write or email us at the following address and email address: 20050 SW 112th Avenue, Tualatin, Oregon 97062; investors@waytronx.com.

Stockholders who hold shares in street name (as described below) may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

Q: How do I get electronic access to the proxy materials?
A: The Notice will provide you with instructions regarding how to:
•	View our proxy materials for the Annual Meeting on the internet; and
•	Instruct us to send our future proxy materials to you electronically by email.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact on the environment of printing and mailing these materials.  If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site.  Your election to receive proxy materials by email will remain in effect until you terminate it.

Q: What items of business will be voted on at the Annual Meeting?
A: The items of business scheduled to be voted on at the Annual Meeting are:
•	The election of three directors.
•	An amendment to the 2008 Equity Incentive Plan to increase by 1,500,000 the number of common shares issuable under the plan from 1,500,000 presently authorized to 3,000,000.

We will also consider any other business that properly comes before the Annual Meeting.

Q: How does the board of directors recommend that I vote?
A: Our board of directors recommends that you vote your shares “FOR” each of the nominees to the board of directors and “FOR” the increase of the number of common shares authorized under the 2008 Equity Incentive Plan.  Unless you give other instructions on your proxy card or electronically (internet or telephone), the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Company's Board of Directors.  The board's recommendation is set forth together with the description of each item in this Proxy Statement.

Q: What shares can I vote?
A: Each share of Waytronx common stock and Class A preferred stock issued and outstanding as of the close of business on the Record Date for the 2009 Annual Meeting of Stockholders is entitled to be voted on all items being voted on at the Annual Meeting.  You may vote all shares owned by you as of the Record Date, including (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee or other nominee.  On the Record Date we had 166,965,396 shares of common stock and 50,543 shares of Class A preferred stock issued and outstanding.

Q: How many votes am I entitled to per share?
A: Each holder of shares of common stock and Class A preferred stock is entitled to one vote for each share held as of the Record Date.

Q: What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A: Many Waytronx stockholders hold their shares as a beneficial owner through a broker or other nominee rather than directly in their own name.  As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record
If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the stockholder of record, and the Notice was sent directly to you by Waytronx.  As the stockholder of record, you have the right to grant your voting proxy directly to Waytronx or to vote in person at the Annual Meeting.  If you requested to receive printed proxy materials, Waytronx has enclosed or sent a proxy card for you to use.  You may also vote on the internet or by telephone, as described in the Notice and below under the heading “How can I vote my shares without attending the Annual Meeting?”

Beneficial Owner
If your shares are held in an account at a brokerage firm, bank, broker-dealer, trust or other similar organization, like the vast majority of our stockholders, you are considered the beneficial owner of shares held in street name, and the Notice was forwarded to you by that organization.  As the beneficial owner, you have the right to direct your broker, bank, trustee or nominee how to vote your shares and you are also invited to attend the Annual Meeting.

Since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, bank, trustee or nominee that holds your shares giving you the right to vote the shares at the meeting.  If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by proxy.  You may vote by proxy over the internet or by telephone, as described in the Notice and below under the heading “How can I vote my shares without attending the Annual Meeting?”

Q: Is the Annual Meeting going to be webcast?
A: For your convenience, we are pleased to offer a live webcast of our Annual Meeting on the Investor Relations section of our web site at www.Waytronx.com.

Q: Can I participate in the question-and-answer portion of the Annual Meeting without attending the Annual Meeting?
No.  The live webcast will be only visual and audio, there will be no opportunity to participate in the question-and-answer portion of the Annual Meeting unless you are present.

Q: How can I vote my shares in person at the Annual Meeting?
A: Shares held in your name as the stockholder of record may be voted by you in person at the Annual Meeting.  Shares held beneficially in street name may be voted by you in person at the Annual Meeting only if you obtain a legal proxy from the broker, bank, trustee or nominee that holds your shares giving you the right to vote the shares.  Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

Q: How shall I sign my name on the proxy card?
A: The following general rules for signing proxy cards may be of assistance to you and avoid the time and expense to Waytronx in validating your vote if you fail to sign your proxy card properly.
•	Individual Accounts: Sign your name exactly as it appears in the registration on the proxy card.
•	Joint Accounts: Either party may sign, but the name of the party signing should conform exactly to a name shown in the registration on the proxy card.
•	All Other Accounts: The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration.

Q: How can I vote my shares without attending the Annual Meeting?
A: Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting.  If you are a stockholder of record, you may vote by proxy.  You can vote by proxy over the internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can also vote by mail or telephone pursuant to instructions provided on the proxy card.  If you hold shares beneficially in street name, you may also vote by proxy over the internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can also vote by telephone or mail by following the voting instruction card provided to you by your broker, bank, trustee or nominee.

Q: Can I change my vote?
A: You may change your vote at any time prior to the taking of the vote at the Annual Meeting.  If you are the stockholder of record, you may change your vote by (1) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), (2) providing a written notice of revocation to Waytronx’s Corporate Secretary at Waytronx Inc., 20050 SW 112th Avenue, Tualatin, Oregon 97062 prior to your shares being voted, or (3) attending the Annual Meeting and voting in person.  Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.  For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank, trustee or nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker, bank, trustee or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

Q: Is my vote confidential?
A: Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy.  Your vote will not be disclosed either within Waytronx or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote and (3) to facilitate a successful proxy solicitation.  Occasionally, stockholders provide on their proxy card written comments, which are then forwarded to Waytronx management.

Q: How many shares must be present or represented to conduct business at the Annual Meeting?
The presence at the Annual Meeting, in person or by proxy, of the holders of one third of the aggregate voting power of the Common and Preferred Stock outstanding on the record date will constitute a quorum.  Each share of Common Stock and each share of Series A Convertible Preferred Stock is entitled to one vote.  As of the close of business on June 30, 2009, 166,965,396 shares of Common Stock and 50,543 shares of Series A Convertible Preferred Stock were outstanding and entitled to vote at the Annual Meeting.  No shares of Series B and Series C shares were outstanding at June 30, 2009.  Both abstentions and broker non-votes (described below) are counted for the purpose of determining the presence of a quorum.  Unless otherwise indicated, all references herein to percentages of outstanding shares of stock are based on such numbers of shares outstanding.  Shares entitled to vote are referred to hereafter as “Voting Shares”.

Q: How are votes counted?
A: In the election of directors, you may vote “FOR” all or some of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees.

Regarding the amendment to the 2008 Equity Incentive Plan to increase by 1,500,000 the number of common shares issuable under the plan from 1,500,000 presently authorized to 3,000,000, you may vote “FOR” the amendment or “AGAINST” or “ABSTAIN”.

What vote is required to approve each item?
A: Election of Directors:  The affirmative vote of a simple majority of the votes cast at the Annual Meeting is required for the election of the directors.  A properly executed proxy marked "Withhold" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of  determining whether there is a quorum.  Voting Shares represented by properly executed proxies for which no instruction is given will be voted “FOR” election of the nominee for director

Increase Common Shares under the 2008 Equity Incentive Plan:  The affirmative vote of a simple majority of the votes cast at the Annual Meeting is required to amend the 2008 Equity Incentive Plan to increase by 1,500,000 the number of common shares issuable under the plan from 1,500,000 presently authorized to 3,000,000.  A properly executed proxy marked "Withhold" or “Abstain” with respect to amending the number of authorized common shares under the 2008 Equity Incentive Plan will not be voted with respect to the amendment, although it will be counted for purposes of  determining whether there is a quorum.  Voting Shares represented by properly executed proxies for which no instruction is given will be voted “FOR” increasing the number of authorized common shares under the 2008 Equity Incentive Plan.

If you hold your shares in "street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon.  Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval.  Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

Q: Is cumulative voting permitted for the election of directors?
A: No.  You may not cumulate your votes for the election of directors.

Q: What happens if additional matters are presented at the Annual Meeting?
A: Other than the election of three directors and the proposal to amend the 2008 Equity Incentive Plan to increase by 1,500,000 the number of common shares issuable under the plan as described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting.  If you grant a proxy, the persons named as proxy will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.  If for any reason any of the nominees is not available as a candidate for director, the person(s) named as proxy holder will vote your proxy for such other candidate or candidates as may be nominated by the board of directors.

Q: Who will bear the cost of soliciting votes for the Annual Meeting?
A: Waytronx will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes.  If you choose to access the proxy materials and/or vote over the internet, you are responsible for internet access charges you may incur.  If you choose to vote by telephone, you are responsible for telephone charges you may incur.  In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities.

Q: Where can I find the voting results of the Annual Meeting?
A: We intend to announce preliminary voting results at the Annual Meeting and publish final results in our Quarterly Report on Form 10-Q for the quarter ending September 30, 2009.  We also plan to disclose the vote results on our web site at www.waytronx.com as soon as possible after the Annual Meeting.

SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our Voting Shares as of the date of this Proxy Statement by: (i) each shareholder known by us to be the beneficial owner of 5% or more of the outstanding Voting Shares, (ii) each of our directors and executives and (iii) all directors and executive officers as a group.  Except as otherwise indicated, we believe that the beneficial owners of the Voting Shares listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.  Shares of common stock issuable upon exercise of options and warrants that are currently exercisable or that will become exercisable within 60 days of filing this document have been included in the table.

BENEFICIAL INTEREST TABLE

	Common Stock		Series A Convertible		Series C Convertible
			Preferred Stock		Preferred Stock
							Percent
							of All
		Percent		Percent			Voting
Name and Address of		of Class		of Class		Percent	Securities
Beneficial Owner	Number	(2)	Number	(3)	Number	of Class	(4)
Colton Melby (5)	9,144,744	5.44%					5.43%
William J. Clough (6)	5,780,288	3.36%					3.36%
Thomas A. Price (7)	5,293,000	3.15%					3.15%
Sean P. Rooney (8)	377,377	*					*
Corey Lambrecht (9)	243,000	*					*
Matthew M. McKenzie (10)	1,403,080	*					*
Daniel N. Ford (11)	1,792,090	1.06%					1.06%
Bradley J. Hallock (12)	9,055,639	5.35%					5.35%
Walter/Whitney Miles (13)	10,000,000	5.99%					5.99%
Kjell Qvale (14)	19,302,135	10.95%					10.95%
James McKenzie (15)	62,929,300	27.37%					27.37%
Jerry Ostrin		*	45,000	89.03%			*
Barry Lezak		*	3,043	6.02%			*
Officers, Directors,
Executives as Group	24,033,579	13.51%					13.51%

* Less than 1 percent

(1) Except s otherwise indicated, the address of each beneficial owner is c/o Waytronx, Inc., 20050 SW 112th Avenue, Tualatin, Oregon 97062.
(2) Calculated on the basis of 166,965,396 shares of common stock issued and outstanding at June 30, 2009 except that shares of common stock underlying options and warrants exercisable within 60 days of the date hereof are deemed to be outstanding for purposes of calculating the beneficial ownership of securities of the holder of such options or warrants.  This calculation excludes shares of common stock issuable upon the conversion of Series A Preferred Stock.
(3) Calculated on the basis of 50,543 shares of Series A Preferred Stock issued and outstanding at June 30, 2009.
(4) Calculated on the basis of an aggregate of 166,965,396 shares of common stock with one vote per share and 50,543 shares of Series A Preferred Stock with one vote per share issued and outstanding at June 30, 2009; shares of common stock underlying options and warrants do not have voting privileges.
(5) Colton Melby's securities are held in the name of a partnership in which he owns a controlling interest.  Mr. Melby's common stock includes a warrant to purchase 616,667 common shares, option to purchase 243,000 common shares and 400,000 shares underlying a warrant issued as consideration for a letter of credit guarantee which warrant vests: fifty percent at the May 15, 2008 date of issuance, twenty five percent at the one year anniversary and twenty five percent at the two year anniversary.  Should the underlying debt be satisfied or all, or any portion, of the letter of credit be released prior to any vesting, then any remaining warrant shares shall not vest.  Mr. Melby is Chairman of the Board of Directors.
(6) Mr. Clough's common stock includes 3,640,485 common shares he has the right to purchase pursuant to a warrant and 1,358,303 options to purchase common shares.  Mr. Clough is a Director and CEO/President of Waytronx, Inc. and CEO of CUI, Inc.

(7) Mr. Price's shares include an option to purchase 243,000 common shares and 700,000 shares underlying a warrant issued as consideration for a letter of credit guarantee which warrant vests: fifty percent at the May 15, 2008 date of issuance, twenty five percent at the one year anniversary and twenty five percent at the two year anniversary.  Should the underlying debt be satisfied or all, or any portion, of the letter of credit be released prior to any vesting, then any remaining warrant shares shall not vest.  Mr. Price is a Director.
(8) Mr. Rooney’s shares include options to purchase 243,000 common shares.  Mr. Rooney is a Director.
(9) Mr. Lambrecht’s shares include options to purchase 243,000 common shares.  Mr. Lambrecht is a Director.
(10) Mr. McKenzie's common stock ownership is through his ownership of an interest in a convertible promissory note that he may convert to common stock after May 15, 2009 representing 707,071 common shares and options to purchase 696,009 common shares.  Mr. McKenzie is a Director and is President and COO of CUI, Inc.
(11) Mr. Ford's common stock ownership is through his ownership of an interest in a convertible promissory note that he may convert to common stock after May 15, 2009 representing 1,414,141 common shares and options to purchase 377,949 common shares.  Mr. Ford is CFO of Waytronx, Inc. and CUI, Inc.
(12) Mr. Hallock's common stock includes 2,100,000 common shares he has the right to purchase pursuant to a warrant, 271,099 shares he has the right to purchase pursuant to options and 73,500 shares owned by his IRA account.  Mr. Hallock is Executive Vice President of Waytronx, Inc.
(13) Mr. and Mrs. Miles' 10,000,000 common stock ownership is comprised of direct entitlement shares (8,750,000 shares) and related party management (1,250,000 shares) held by their four sons: Jeffrey, Joseph, Matthew and Scott, 312,500 shares each.
(14) All common stock is owned by Kjell H. Qvale Survivors Trust.  Mr. Qvale's common stock includes 5,000,000 shares he has the right to purchase pursuant to a convertible promissory note, 302,135 shares underlying two warrants and 4,000,000 shares underlying a warrant issued as consideration for a letter of credit guarantee which warrant vests: fifty percent at the May 15, 2008 date of issuance, twenty five percent at the one year anniversary and twenty five percent at the two year anniversary.  Should the underlying debt be satisfied or all, or any portion, of the letter of credit be released prior to any vesting, then any remaining warrant shares shall not vest.
(15) James McKenzie’s common stock includes 62,929,300 shares related to his ownership in the $4,900,000 convertible note (convertible at $0.07 per share) related to the CUI, Inc. acquisition.

We relied upon Section 4(2) of the Securities Act of 1933 as the basis for an exemption from registration for the issuance of the above securities.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as set forth herein, none of the Company’s directors or officers nor any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to its outstanding shares, nor any relative or spouse of any of the foregoing persons has any material interest, direct or indirect, in any transaction in any presently proposed transaction which has or will materially affect the Company.  During fiscal year 2008, three executive officers were employed under employment agreements currently being finalized with the Company.  For description of the employment agreements, see “Executive Compensation” and “Employment Agreements”.

On October 4, 2005, the Company paid $50,000 to extend a letter of intent for the sale and purchase of certain intellectual property.  William J. Clough, CEO/President and Director, and Bradley J. Hallock, Senior Vice President, have a controlling interest in the company (CH Capital) that was named as the seller of the intellectual property.  The letter of intent gave the Company the right to acquire the WayCool technology for $800,000 and the issuance of warrants to acquire five percent of the Company’s fully diluted equity securities after giving effect to the Company’s fund raising efforts.  The warrants have the same pricing and terms issued in connection with the Company’s private equity fund raising.  On March 24, 2006, CH Capital assigned to the Company all right, title and interest to the WayCool patent in consideration for $800,000 and a three year warrant for 7,040,485 common shares at a per share price of $0.20.  The $800,000 amount represents reimbursement for the time and money CH Capital spent acquiring and developing the WayCool technology.  This assignment has been recorded and is a matter of record with the United States Patent and Trademark Office.

In April of 2007 a three-month promissory note was entered into with a director and proceeds received totaling $80,000.  Interest accrued at 12% per annum until the maturity of this note, at which time the principal was due.  In July 2007, $40,800 of principal and interest was repaid, and the remaining principal and interest of $42,000 was repaid in August 2007.

In January 2008 the Company negotiated a sale of one million registered shares of common stock to three individuals in consideration of two hundred fifty thousand dollars ($250,000).  The $0.25 per share price was calculated from a ten per cent (10%) discount to the average trailing close price for the last 30 trading days of 2007.  Because the Company did not have available the one million registered shares, a shareholder agreed to accommodate the Company by conveying the registered shares from his personal portfolio and accepting one million restricted shares from the Company as reimbursement.  Because of the value differential between the registered versus restricted stock, the Company agreed to convey to the shareholder one hundred thousand additional restricted common shares.

In May 2008 the Company formed a wholly owned subsidiary into which CUI, Inc., an Oregon corporation, merged all of its assets.  The consideration paid by the Company is summarized as follows:
•	$6,000,000 cash loan from Commerce Bank of Oregon, term of 3 years, interest only, prime rate less 0.50%, secured by Letters of Credit.
•
$14,000,000 promissory note to CUI shareholders, payable monthly over three years at $30,000 per month including 1.7% annual simple interest with a balloon payment at the thirty sixth monthly payment, no prepayment penalty, annual success fee of 2.3% payable within three years, right of first refusal to the note payees relating to any private capital raising transactions of Waytronx during the term of the note.

•
$17,500,000 convertible promissory note plus 1.7% annual simple interest and 2.3% annual success fee, permitting payees to convert any unpaid principal, interest and success fee to Waytronx common stock at a per share price of $0.25 and at the end of the three year term giving to Waytronx the singular, discretionary right to convert any unpaid principal, interest and success fee to Waytronx common stock at a per share price of $0.25.  This note also provides a right of first refusal to the note payees relating to any private capital raising transactions of Waytronx during the term of the note.  In May 2009, Waytronx and the promissory note holder, IED, Inc., agreed to amend the $17,500,000 convertible promissory note by reducing the conversion rate from $0.25 to $0.07 per share to reflect the stock price for the ten day trailing average preceding April 24, 2009, the date of the agreement.  The agreement specifically retains the total maximum convertible shares at 70,000,000 as stated in the original note.  This amendment effectively reduces the note principal from $17,500,000 to $4,900,000.

•	Appointment by note payees of three members to Board of Directors for so long as there remains an unpaid balance on the above described promissory notes.

In May 2008, in consideration for posting Letters of Credit in favor of the Commerce Bank of Oregon, the Company issued to the individuals who supplied the Letters of Credit warrants to purchase, within 3 years at a per share price of $0.01, one Waytronx common share for each dollar of the Letters of Credit.  Fifty percent (50%) of the warrants for each investor vest upon the Date of Issuance; twenty five percent (25%) of the warrants vest at the one year anniversary of the Date of Issuance and twenty five percent (25%) of the warrants vest at the two year anniversary of the Date of Issuance.  Should the underlying debt to the Commerce Bank of Oregon be satisfied or all, or any portion, of the Holder’s Letter of Credit is released prior to any vesting as noted above, then any remaining warrant shares shall not vest to the Holder under the terms of the Warrant.

Following the acquisition of CUI, Inc., the Company moved its facilities to the CUI, Inc. facility at 20050 SW 112th Avenue, Tualatin, Oregon 97062.  This facility is leased from a related party, Barakel, LLC.  Barakel, LLC is majority owned by James McKenzie, a majority holder of the $4,900,000 convertible note related to the CUI, Inc. acquisition and Matthew McKenzie, COO and Director of the Company.  For further discussion of the lease, please see the Leases footnote to the financial statements.

PROPOSAL I

ELECTION OF DIRECTORS

The Company's Bylaws provide that the number of directors shall be fixed from time to time by resolution of the Board of Directors, but in no instance shall there be less than one director.  All directors shall be elected at the annual meeting of shareholders to serve two-year terms and shall hold office until his or her successor shall have been elected and qualified.  Currently our Board of Directors authorized eight directors of which six directors currently hold office, three of whom have been nominated for election this year and have agreed to serve if elected.  The Board of Directors set the directors’ two year terms staggered in order to maintain continuity on the Board of Directors.  In order to implement this staggered term strategy, the eight board seats are numbered consecutively, 1 through 8.  Odd numbered seats (seats 1, 3, 5 and 7) will be elected at the annual shareholder meetings held on even numbered years; even numbered seats (seats 2, 4, 6 and 8) will be elected at the annual shareholder meetings held on odd numbered years.  The following are Company directors, the director seats and terms for which they were elected or appointed and the current nominees for their respective seats:
•	Director Seat #1, William J. Clough, age 56. Mr. Clough was elected for a two year term at the 2008 Annual Meeting of Shareholders.

•	Director Seat #2, Thomas A. Price, age 65. Mr. Price was elected to a one year term at the 2008 Annual Meeting of Shareholders.
Thomas A. Price is nominated for election to a two year term at the 2009 Annual Meeting of Shareholders.

•	Director Seat #3, Matthew M. McKenzie, age 29. Mr. McKenzie was elected to a two year term at the 2008 Annual Meeting of Shareholders.

•	Director Seat #4, Sean P. Rooney, age 42. Mr. Rooney was elected to a one year term at the 2008 Annual Meeting of Shareholders.
Sean P. Rooney is nominated for election to a two year term at the 2009 Annual Meeting of Shareholders.

•	Director Seat #5, vacant.

•	Director Seat #6, Corey Lambrecht, age 39. Mr. Lambrecht was elected to a two year term at the 2007 Annual Meeting of Shareholders.
Corey Lambrecht is nominated for election to a two year term at the 2009 Annual Meeting of Shareholders.

•	Director Seat #7, Colton Melby, age 51. Mr. Melby was elected to a two year term at the 2008 Annual Meeting of Shareholders.

•	Director Seat #8, Vacant.

Shares of our Common Stock and Series A Preferred Stock are entitled to one vote per share for each Director.  Cumulative voting is not permitted.

Unless stated to be voted otherwise, each proxy will be voted for the election of the nominees named.  The nominees have consented to serve as director if elected.  If any nominee becomes unavailable for election before the 2009 Annual Meeting of Shareholders, the Board of Directors may name a substitute nominee and proxies will be voted for such substitute nominee unless an instruction to the contrary is written on the proxy card.

INFORMATION ABOUT DIRECTOR NOMINEES

Board of Directors Independence
The board of directors has determined that each of the director nominees standing for election has no relationship that, in the opinion of the board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is an “independent director” as defined in the Marketplace Rules of The NASDAQ Stock Market (“NASDAQ”).  In determining the independence of our directors, the board of directors has adopted independence standards that mirror exactly the criteria specified by applicable laws and regulations of the SEC and the Marketplace Rules of NASDAQ.  In determining the independence of our directors, the board of directors considered all transactions in which Waytronx and any director had any interest, including those discussed under “Certain Relationships and Related Transactions” above.

Thomas A. Price, Director
Effective December 10, 2007, Thomas A. Price was appointed to the Company Board of Directors and was elected to a one year term at the 2008 Annual Meeting of Shareholders.  Mr. Price is a business veteran with more than 30 years of business and operational management experience.  He is the founder of Tom Price Dealership Group, a leading auto dealership that he grew to 11 franchises at six locations across California.  Throughout the course of his career, Mr. Price has been involved in investor and manufacturer relations, and orchestrated the successful acquisition of his company, FirstAmerica Automotive by Sonic Automotive, one of the nation’s largest automotive retailers.  Mr. Price has been credited for the successful completion of Serramonte Auto Plaza, an advanced, large-scale campus with innovative, industry-leading design features.  Mr. Price also developed the multi-brand San Francisco Auto Repair Center and a conference facility in Larkspur, California.

Currently, Mr. Price is the owner of nine car dealerships in Northern California.  He has received numerous awards for dealership excellence from manufacturers and has served on the National Dealer Advisory Boards of several major automobile manufacturers.  He was Chairman of the Lexus National Dealer Advisory Board and charter member of the J.D. Power Dealer Roundtable.  Mr. Price is also an active philanthropist.  The Price Family Dealerships are major sponsors of Special Olympics of Marin, Dedication to Special Education, CASA/Advocates for Children, Marin Breast Cancer Council and the Golden Gate Shootout.  In 2005, the Price Family Dealership raised substantial funds for Katrina relief.

The Price Family Dealerships are very active in the community and are major sponsors of Special Olympics of Marin, A Dedication to Special Education, CASA/Advocates for Children, Marin Breast Cancer Council and the Golden Gate Shootout and raised over $75,000 for Katrina relief in 2005.

Mr. Price through his trust owns a beneficial interest to 5,293,000 shares of common stock including a warrant to purchase 700,000 common shares at a price of $0.01 per share and options to purchase 243,000 common shares.

Mr. Thomas A. Price is nominated for election to a two year term at the 2009 Annual Meeting of Shareholders.

Sean P. Rooney, Director
Mr. Rooney was elected to a one year term at the 2008 Annual Meeting of Shareholders.  Mr. Rooney brings to the Waytronx board nearly 15 years of financial management experience.  Mr. Rooney currently serves as Senior Vice President of Investments for Maxim Group LLC, a leading full service investment banking, securities and wealth management firm.  Prior to joining Maxim Group, he served in a similar capacity at Investec Ernst & Company, an international specialist bank headquartered in South Africa and the U.K.  Through his many years of experience, Mr. Rooney has built a vast network of industry resources and contacts.

Mr. Rooney graduated from C.W. Post University in 1993 with a Bachelors of Arts degree in Business Administration.  In addition to his Series 7 (General Securities Representative), Series 63 (Uniform Securities Law) and Series 24 (General Securities Principal) licenses, Sean has also been designated as an Investment Advisor Representative (Series 65) of Maxim Group LLC, a SEC Registered Investment Advisory Firm.

Mr. Rooney currently manages a clientele of high net worth investors, institutions and foundations.  His command of the ever-expanding universe of financial instruments enhances his ability to provide unbiased advice in each of his three core disciplines, money management, financial planning and estate planning.

Mr. Rooney owns 377,377 shares of common stock including options to purchase 243,000 common shares.

Mr. Sean P. Rooney is nominated for election to a two year term at the 2009 Annual Meeting of Shareholders.

Corey Lambrecht, Director
Corey Lambrecht was appointed to fill a newly created board seat vacancy on July 11, 2007 and elected to a two year term at the 2007 Annual Meeting of Shareholders.

Corey Lambrecht is a 10+ year public company executive with broad experience in strategic acquisitions, new business development, pioneering consumer products, corporate licensing and interactive technology services.  Mr. Lambrecht most recently served as Director of Sales for Leveraged Marketing Associates, the worldwide leader in licensed brand extension strategies.  While Executive Vice President for Smith & Wesson Holding Corporation he was responsible for Smith & Wesson Licensing, Advanced Technologies and Interactive Marketing divisions.  He was the former President of A For Effort, an interactive database marketing company specializing in online content (advergaming) for clients such as the National Hockey League.  Mr. Lambrecht’s prior experience also includes Pre-IPO founder for Premium Cigars International and VP Sales/Marketing for ProductExpress.com.  Mr. Lambrecht also has prior operational experience for a Scottsdale, Arizona residential and commercial development company.

Mr. Lambrecht owns options to purchase 243,000 common shares.

Mr. Corey Lambrecht is nominated for election to a two years term at the 2009 Annual Meeting of Shareholders.

The Board of Directors recommends that shareholders vote “FOR” election of the nominees for director named above.

PROPOSAL NUMBER II

APPROVAL OF AN AMENDMENT TO THE WAYTRONX 2008 EQUITY INCENTIVE PLAN

At the Annual Meeting, stockholders will be asked to approve an amendment to the Waytronx 2008 Equity Incentive Plan (the “Plan”) in order to increase the maximum number of shares of our common stock that may be issued under the Plan by 1,500,000 shares.

The board of directors adopted, subject to stockholder approval, an amendment to the Plan to increase the share reserve by 1,500,000 shares of common stock.  Our stockholders have previously authorized us to issue under the Plan up to a total of 1,500,000 shares of common stock, subject to adjustment upon certain changes in our capital structure.

The Compensation Committee and the Board of Directors believe that in order to successfully attract and retain the best possible employees we must continue to offer a competitive equity incentive program.  As of June 30, 2009, there remain available for future grant of stock awards under the Plan 95,704 shares of our common stock; the board of directors believes this to be insufficient to meet our anticipated needs.  Therefore, the Compensation Committee recommended and the Board of Directors approved, subject to stockholder approval, an amendment to increase the maximum number of shares of common stock issuable under the Plan by 1,500,000 shares to a total of 3,000,000 shares of our common stock, subject to adjustment upon certain changes in our capital structure.

This proposed amendment will cause no changes to the Plan other than to increase the number of shares of common stock authorized under the 2008 Equity Incentive Plan.  No executive officer, director or management employee of the company participates in this Plan.

Required Vote
Approval of the proposed amendment to the Plan requires the affirmative “FOR” vote of a majority of the votes cast on the proposal.  Unless marked to the contrary, proxies received will be voted “FOR” approval of the amendment to increase the number of shares issuable under the Plan by 1,500,000 shares.

Recommendation
We believe strongly that the approval of the amendment to the Plan is essential to our continued success.  Our employees are one of our most valuable assets.  Stock options and other awards such as those provided under the Plan are vital to our ability to attract and retain outstanding and highly skilled individuals.  Such awards also are crucial to our ability to motivate employees to achieve our goals.  For the reasons stated above the stockholders are being asked to approve the amendment to the Plan.

The Board of Directors recommends a vote FOR the approval of an amendment to increase the number of shares issuable under the Plan by 1,500,000 common shares.

OTHER BUSINESS

Management does not presently know of any matters that may be presented for action at the Annual Meeting other than those set forth herein.  However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxies solicited by management to exercise their discretionary authority to vote the shares represented by all effective proxies on such matters in accordance with their best judgment.

If you do not expect to be personally present at the Annual Meeting, please fill in, date and sign the enclosed proxy card and return it promptly in the enclosed return envelope which requires no additional postage if mailed in the United States.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS

We are committed to maintaining the highest standards of business conduct and corporate governance, which we believe are essential to running our business efficiently, serving our stockholders well and maintaining our integrity in the marketplace.  We have adopted a code of business conduct and ethics for directors, officers (including our principal executive officer and principal financial and accounting officer) and employees, known as the Waytronx Code of Ethics.  We have also adopted the following governance guides: Corporate Audit Committee Charter, Audit Committee Policy, Compensation Committee Charter and Nominating Committee Charter which, in conjunction with our certificate of incorporation and bylaws form the framework for our corporate governance.  These corporate governance documents are available on our website at www.waytronx.com.

Board of Directors Structure and Committee Composition
In 2009, our board of directors consisted of six directors.  Our board of directors has the following standing committees: Audit Committee, Nominating Committee and Compensation Committee.  Each of the committees operates under a written charter adopted by the board of directors.  All of the committee charters are available on our website at www.Waytronx.com.

During 2008, the board of directors held three meetings and acted by written consent seven times.  Each director attended at least 95% of all board of directors and applicable committee meetings.  We encourage our directors to attend our Annual Meeting of stockholders.  Last year five directors attended the Annual Meeting of Stockholders.  The committee membership and meetings during 2008 and the function of each of the committees are described below.

Our Corporate Governance Practices
We have always believed in strong and effective corporate governance procedures and practices.  In that spirit, we have summarized several of our corporate governance practices below.

Adopting Governance Guidelines
Our Board of Directors has adopted a set of corporate governance guidelines to establish a framework within which it will conduct its business and to guide management in its running of your Company.  The governance guidelines can be found on our website at www.waytronx.com and are summarized below.

Monitoring Board Effectiveness
It is important that our Board of Directors and its committees are performing effectively and in the best interest of the Company and its stockholders.  The Board of Directors and each committee are responsible for annually assessing their effectiveness in fulfilling their obligations.

Conducting Formal Independent Director Sessions
On a regular basis, at the conclusion of regularly scheduled board meeting, the independent directors meet without our management or any non-independent directors.

Hiring Outside Advisors
The board and each of its committees may retain outside advisors and consultants of their choosing at our expense, without management's consent.

Avoiding Conflicts of Interest
We expect our directors, executives and employees to conduct themselves with the highest degree of integrity, ethics and honesty.  Our credibility and reputation depend upon the good judgment, ethical standards and personal integrity of each director, executive and employee.  In order to provide assurances to the Company and its stockholders, we have implemented standards of business conduct which provide clear conflict of interest guidelines to its employees and directors, as well as an explanation of reporting and investigatory procedures.

Providing Transparency
We believe that it is important that stockholders understand our governance practices.  In order to help ensure transparency of our practices, we have posted information regarding our corporate governance procedures on our website at www.waytronx.com.

Communications with the Board of Directors
Although we do not have a formal policy regarding communications with the board of directors, stockholders may communicate with the board of directors by writing to the Company at Waytronx, Inc., 20050 SW 112th Avenue, Tualatin, Oregon 97062, phone (503) 612-2300.  Stockholders who would like their submission directed to a member of the board may so specify, and the communication will be forwarded, as appropriate.

Standards of Business Conduct
The board of directors has adopted a Code of Business Conduct and Ethics for all of our employees and directors, including the Company's principal executive and senior financial officers.  You can obtain a copy of our Code of Business Conduct and Ethics via our website at www.waytronx.com or by making a written request to the Company at Waytronx, Inc., 20050 SW 112th Avenue, Tualatin, Oregon 97062, phone (503) 612-2300.  We will disclose any amendments to the Code of Business Conduct and Ethics, or waiver of a provision there from, on our website at www.waytronx.com.

Ensuring Auditor Independence
We have taken a number of steps to ensure the continued independence of our independent registered public accounting firm.  That firm reports directly to the Audit Committee, which also has the ability to pre-approve or reject any non-audit services proposed to be conducted by our independent registered public accounting firm.

COMMITTEES OF THE BOARD AND MEETINGS

Our board currently appoints the members of the audit, nominating and compensation committees.  Each of our board committees has a written charter approved by our board.  Copies of the current committee charters for each committee are posted on our website at www.waytronx.com.

Audit Committee
The Audit Committee is established pursuant to the Sarbanes-Oxley Act of 2002 for the purposes of overseeing the company’s accounts and financial reporting processes and audits of its financial statements.  The Audit Committee reviews the financial information that will be provided to the shareholders and others, the systems of internal controls established by management and the board and the independence and performance of the Company’s audit process.  The functions of the Audit Committee and its activities during fiscal year 2008 are described below under the heading “Report of the Audit Committee”.  The Audit Committee is directly responsible for, among other things, the appointment, compensation, retention and oversight of our independent Registered Public Accounting firm, review of financial reporting, internal company processes of business/financial risk and applicable legal, ethical and regulatory requirements.

The Audit Committee is currently comprised of the Company Board of Directors.  Sean P. Rooney serves as committee Chairman and Thomas A. Price serves as Deputy Chairman.  During fiscal year 2008.  Messers Rooney and Price were independent in accordance with applicable rules promulgated by the Securities and Exchange Commission and NASDAQ listing standards.  Both have an understanding of generally accepted accounting principles and have experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breath and complexity of issues that can reasonably be expected to be raised by the financial statements of the Company, including our balance sheet, income statement and cash flow statement.  They have an understanding of internal controls and procedures for financial reporting and an understanding of audit committee functions as well as the ability to access the general application of such accounting principles in connection with the accounting for estimates, accruals and reserves.  The Board of Directors has determined that Messers Rooney and Price  are “audit committee financial experts” as defined in Section 401(h) of Regulation S-K promulgated by the SEC under the Exchange Act.  Our Audit Committee acts pursuant to a written charter, a copy of which is available from the Company and is posted on our website at www.waytronx.com.  The Audit Committee has established a procedure to receive complaints regarding accounts, internal controls and auditing issues.

Pre-approval Policies and Procedures
The Audit Committee pre-approves the audit and non-audit services rendered by Webb & Company, P. A., the Company’s independent auditors. Generally, the Committee pre-approves particular services in the defined categories of audit services, audit-related services, tax services and other non-audit services, specifying the maximum fee payable with respect to that service.  Pre-approval may be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual explicit case-by-case basis before the independent auditor is engaged to provide each service.

Audit Committee Report
THE FOLLOWING REPORT OF THE AUDIT COMMITTEE DOES NOT CONSTITUTE SOLICITING MATERIAL AND SHOULD NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER COMPANY FILING UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES THIS REPORT BY REFERENCE THEREIN.

Audit Committee Report
The Audit Committee reviews the financial information that will be provided to the shareholders and others, the systems of internal controls established by management and the board and the independence and performance of the Company’s audit process.

The Audit Committee has:
1.	Reviewed and discussed with management the audited financial statements included in the Company’s Annual Report and Form 10-K and Quarterly Report on Form 10-Q;
2.
Discussed with Webb & Company, P.A., the Company’s independent auditors, the matters required to be discussed by statement of Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board;

3.	Received the written disclosures and letter from Webb & Company, P.A. as required by Independence Standards Board Standard No. 1; and
4.	Discussed with Webb & Company, P.A. its independence.

Based on these reviews and discussions, the Audit Committee has recommended that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2008.  The Audit Committee has also considered whether the amount and nature of non-audit services provided by Webb & Company, P.A. is compatible with the auditor’s independence.

Independent Registered Public Accounting Firm
Webb & Company, P. A. has audited the Company’s financial statements for fiscal year 2008.  Representatives of Webb & Company, P. A. will be present via teleconference at the Annual Meeting.  They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Compensation of Independent Registered Public Accounting Firm
The financial statements of the Company, which are incorporated by reference herein as of December 31, 2008, have been audited by Webb & Company, P. A., Boynton Beach, Florida, Independent Registered Public Accounting Firm.

Certifying Accountant
The financial statements of the Company for the years December 31, 2008 and 2007 appearing in this proxy statement have been audited by Webb & Company, P. A., Independent Registered Public Accounting Firm effective March 26, 2009, as set forth in their report appearing herein and are included in reliance upon the report given on the authority of the firm as experts in accounting and auditing.  Webb & Company, P. A. billed the Company an aggregate of $49,551 in fees and expenses for professional services rendered in connection with the audit of the Company’s financial statements for the fiscal year ended December 31, 2008 and the reviews of the financial statements included in each of the Company’s Quarterly Reports on Form 10-Q during the fiscal year ended December 31, 2008.  Webb & Company, P. A. billed the Company an aggregate of $21,707 in fees and expenses for professional services rendered in connection with the audit of the Company’s financial statements for the fiscal year ended December 31, 2007 and the reviews of the financial statements included in each of the Company’s Quarterly Reports on Form 10-QSB during the fiscal year ended December 31, 2007.  Webb & Company, P. A. did not bill any audit related fees, tax fees, or other fees during the years ended December 31, 2008 and 2007.

In accordance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder, the Audit Committee has adopted an informal approval policy that it believes will result in an effective and efficient procedure to pre-approve services performed by the independent registered public accounting firm.

Nominating Committee
The nominating committee consists of all of the members of the Board of Directors who are "independent directors" within the meaning of Rule 4200(a) (15) of the Nasdaq Stock Market.  The nominating committee is responsible for the evaluation of nominees for election as director, the nomination of director candidates for election by the shareholders and evaluation of sitting directors.  The board has not developed a formal policy for the identification or evaluation of nominees.  In general, when the board determines that expansion of the board or replacement of a director is necessary or appropriate, the nominating committee will review, through candidate interviews with members of the board and management, consultation with the candidate's associates and through other means, a candidate's honesty, integrity, reputation in and commitment to the community, judgment, personality and thinking style, willingness to invest in the Company, residence, willingness to devote the necessary time, potential conflicts of interest, independence, understanding of financial statements and issues, and the willingness and ability to engage in meaningful and constructive discussion regarding Company issues. The committee would review any special expertise, for example, that qualifies a person as an audit committee financial expert, membership or influence in a particular geographic or business target market, or other relevant business experience.  To date the Company has not paid any fee to any third party to identify or evaluate, or to assist it in identifying or evaluating, potential director candidates.

The nominating committee will consider director candidates nominated by shareholders during such times as the Company is actively considering obtaining new directors.  Candidates recommended by shareholders will be evaluated based on the same criteria described above.  Shareholders desiring to suggest a candidate for consideration should send a letter to the Company's Secretary and include: (a) a statement that the writer is a shareholder (providing evidence if the person's shares are held in street name) and is proposing a candidate for consideration; (b) the name and contact information for the candidate; (c) a statement of the candidate's business and educational experience; (d) information regarding the candidate's qualifications to be director, including but not limited to an evaluation of the factors discussed above which the board would consider in evaluating a candidate; (e) information regarding any relationship or understanding between the proposing shareholder and the candidate; (f) information regarding potential conflicts of interest; and (g) a statement that the candidate is willing to be considered and willing to serve as director if nominated and elected. Because of the small size of the Company and the limited need to seek additional directors, there is no assurance that all shareholder proposed candidates will be fully considered, that all candidates will be considered equally or that the proponent of any candidate or the proposed candidate will be contacted by the Company or the board and no undertaking to do so is implied by the willingness to consider candidates proposed by shareholders.

Compensation Committee
The Compensation Committee discharges the board’s responsibilities relating to general compensation policies and practices and to compensation of our executives.  In discharging its responsibilities, the Compensation Committee establishes principles and procedures in order to ensure to the board and the shareholders that the compensation practices of the Company are appropriately designed and implemented to attract, retain and reward high quality executives, and are in accordance with all applicable legal and regulatory requirements.  In this context, the Compensation Committee’s authority, duties and responsibilities are:
•	To annually review the Company’s philosophy regarding executive compensation.
•
To periodically review market and industry data to assess the Company’s competitive position, and to retain any compensation consultant to be used to assist in the evaluation of directors’ and executive officers’ compensation.

•	To establish and approve the Company goals and objectives, and associated measurement metrics relevant to compensation of the Company’s executive officers.
•	To establish and approve incentive levels and targets relevant to compensation of the executive officers.
•
To annually review and make recommendations to the board to approve, for all principal executives and officers, the base and incentive compensation, taking into consideration the judgment and recommendation of the Chief Executive Officer for the compensation of the principal executives and officers.

•
To separately review, determine and approve the Chief Executive Officer’s applicable compensation levels based on the Committee’s evaluation of the Chief Executive Officer’s performance in light of the Company’s and the individual goals and objectives.

•
To periodically review and make recommendations to the board with respect to the compensation of directors, including board and committee retainers, meeting fees, equity-based compensation and such other forms of compensation as the Compensation Committee may consider appropriate.

•	To administer and annually review the Company’s incentive compensation plans and equity-based plans.
•
To review and make recommendations to the board regarding any executive employment agreements, any proposed severance arrangements or change in control and similar agreements/provisions, and any amendments, supplements or waivers to the foregoing agreements, and any perquisites, special or supplemental benefits.

•
To review and discuss with management, the Compensation Disclosure and Analysis (CD&A), and determine the Committee’s recommendation for the CD&A’s inclusion in the Company’s annual report filed on Form 10-K with the SEC.

Compensation Committee Members
The Compensation Committee of the Board of Directors is appointed by the Board of Directors to discharge the board's responsibilities with respect to all forms of compensation of the Company's executive officers, to administer the Company's equity incentive plans, and to produce an annual report on executive compensation for use in the Company's 10-K.  The Compensation Committee currently consists of two board members, Colton Melby and Corey Lambrecht.  During fiscal year 2008, both members were non-employee directors within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code.  The board has determined that during fiscal year 2008, both members were "independent" within the meaning of NASDAQ's rules and had no interlocking relationships as defined by the rules promulgated by the SEC.

Committee Meetings
Our Compensation Committee meets as often as necessary to perform its duties and responsibilities.  The Compensation Committee held eight meetings during fiscal 2008.  On an as requested basis, our Compensation Committee receives and reviews materials prepared by management, consultants, or committee members, in advance of each meeting.  Depending on the agenda for the particular meeting, these materials may include:
•	Minutes and materials from the previous meeting(s);
•	Reports on year-to-date Company financial performance versus budget;
•	Reports on progress and levels of performance of individual and Company performance objectives;
•	Reports on the Company’s financial and stock performance versus a peer group of companies;
•	Reports from the Committee’s compensation consultant regarding market and industry data relevant to executive officer compensation;
•
Reports and executive compensation summary worksheets, which sets forth for each executive officer: current total compensation and incentive compensation target percentages, current equity ownership holdings and general partner ownership interest, and current and projected value of each and all such compensation elements, including distributions and dividends there from, over a five year period.

Compensation Philosophy
General Philosophy
Our compensation philosophy is based on the premise of attracting, retaining and motivating exceptional leaders, setting high goals, working toward the common objectives of meeting the expectations of customers and stockholders, and rewarding outstanding performance.  Following this philosophy, in determining executive compensation, we consider all relevant factors, such as the competition for talent, our desire to link pay with performance, the use of equity to align executive interests with those of our stockholders, individual contributions, teamwork and performance, each executive’s total compensation package and internal pay equity.  We strive to accomplish these objectives by compensating all employees with total compensation packages consisting of a combination of competitive base salary and incentive compensation.

Pay for Performance
At the core of our compensation philosophy is our strong belief that pay should be directly linked to performance.  We believe in a pay for performance culture that places a significant portion of executive officer total compensation as contingent upon, or variable with, individual performance, Company performance and achievement of strategic goals including increasing shareholder value.

The performance based compensation for our executives may be in the form of (i) annual cash incentives to promote achievement of, and accountability for, shorter term performance plans and strategic goals and (ii) equity grants, designed to align the long-term interests of our executive officers with those of our shareholders, by creating a strong and direct link between executive compensation and shareholder return over a multiple year performance cycle.  Long term incentive equity awards are granted in restricted stock.  These shares/units generally vest over a two-year period.  This opportunity for share ownership was provided in order to provide incentive and retain key employees and align their interests with our long term strategic goals.

Base Compensation to be Competitive within Industry
A key component of an executive’s total compensation base salary is designed to compensate executives commensurate with their respective level of experience, scope of responsibilities, sustained individual performance and future potential.  The goal has been to provide for base salaries that are sufficiently competitive with other similar-sized companies, both regionally and nationally, in order to attract and retain talented leaders.

Compensation Setting Process
Management’s Role in the Compensation Setting Process.
Management plays a significant role in the compensation-setting process.  The most significant aspects of management role are:
•	Assisting in establishing business performance goals and objectives;
•	Evaluating employee and company performance;
•	CEO recommending compensation levels and awards for executive officers;
•	Implementing the board approved compensation plans; and
•	Assistance in preparing agenda and materials for the Committee meetings.

The Chief Executive Officer and General Counsel generally attend the Committee meetings.  However, the Committee also regularly meets in executive session.  The Chief Executive Officer makes recommendations with respect to financial and corporate goals and objectives and makes non CEO executive compensation recommendations to the Compensation Committee based on company performance, individual performance and the peer group compensation market analysis.  The Compensation Committee considers and deliberates on this information and in turn makes recommendations to the Board of Directors, for the board’s determination and approval of the executives’ and other members of senior management’s compensation, including base compensation, short-term cash incentives and long-term equity incentives.  The Chief Executive Officer’s performance and compensation is reviewed, evaluated and established separately by the Compensation Committee and ratified and approved by the Board of Directors.

Setting Compensation Levels
To evaluate our total compensation is competitive and provides appropriate rewards to attract and retain talented leaders, as discussed above, we may rely on analyses of peer companies performed by independent compensation consultants and on other industry and occupation specific survey data available to us.  Our general benchmark is to establish both base salary and total compensation for the executive officers at the 50th percentile of the peer group data, recognizing that a significant portion of executive officer total compensation should be contingent upon, or variable with, achievement of individual and Company performance objectives and strategic goals, as well as being variable with stockholder value.  Further, while the objective for base salary is at the 50th percentile of the peer group data, executives’ base salaries are designed to reward core competencies and contributions to the Company and may be increased above this general benchmark based on (i) the individual’s increased contribution over the preceding year; (ii) the individual’s increased responsibilities over the preceding year and (iii) any increase in median competitive pay levels.

Setting Performance Objectives
The Company’s business plans and strategic objectives are generally presented by management at the Company’s annual board meeting.  The board engages in an active discussion concerning the financial targets, the appropriateness of the strategic objectives, and the difficulty in achieving same.  In establishing the compensation plan, our Compensation Committee then utilizes the primary financial objectives from the adopted business plan, operating cash flow, as the primary targets for determining the executive officers’ short-term cash incentives and long term equity incentive compensation.  The Committee also establishes additional non-financial performance goals and objectives, the achievement of which is required for funding of a significant portion, twenty five percent, of the executive officers’ incentive compensation.  In 2008, these non financial performance goals and objectives included achieving accurate financial reporting and timely SEC filings; demonstrating full compliance and superior performance in the Company’s environmental, health and safety practices; performing appropriate SOX/404 remediation activities and achieving successful testing of and compliance with SOX requirements; and general and administrative expense management.

Annual Evaluation
The Chief Executive Officer recommends the actual incentive award amounts for all other executives based on actual company performance relative to the targets as well as on individual performance and recommends the executives’ base salaries levels for the coming year.  The Compensation Committee considers these recommendations generally at the end of each fiscal year in determining its recommendations to the Board of Directors for the final short-term cash incentive and long-term equity award amounts for each executive and for the executive’s base salary levels.  The actual incentive amounts awarded to each executive are ultimately subject to the discretion of the Compensation Committee and the Board of Directors.

Additional equity-based awards may be also granted to executives, as well as other employees, upon commencement of employment, for promotions or special performance recognition, or for retention purposes, based on the recommendation of the Chief Executive Officer.  In determining whether to recommend additional grants to an executive, the Chief Executive Officer typically considers the individual’s performance and any planned change in functional responsibility.

Elements of Executive Compensation
Total Compensation
Total compensation for our executives consists of three elements: (i) base salary; (ii) incentive cash award based on achieving specific performance targets as measured by cash flow and other objectives and (iii) equity incentive award, which is also performance based and paid out over a future period in the form of restricted stock or warrants.  Base salaries are the value upon which both the incentive compensation percentage targets are measured against.  For evaluation and comparison of overall compensation of the executives, and to assist it in making its compensation decisions, the Compensation Committee reviews an executive compensation summary, which sets forth for each executive: current compensation and current equity ownership holdings as well as the projected value of each and all such compensation elements, including distributions and dividends therefrom.

Base Salaries
Base salaries are designed to compensate executives commensurate with their respective level of experience, scope of responsibilities, and to reward sustained individual performance and future potential.  The goal has been to provide for base salaries that are sufficiently competitive with other similar-sized companies, both regionally and nationally, in order to attract and retain talented leaders.

Incentive Compensation
Incentive compensation is intended to align compensation with business objectives and performance and enable the company to attract, retain and reward high quality executive officers whose contributions are critical to short and long-term success of the Company.  The executives’ incentive awards are based upon three key performance metrics: 1) the Company’s operating cash flow; 2) achievement of agreed-upon strategic and corporate performance goals; and 3) each executive’s departmental and individual goals and performance.  The actual incentive amounts awarded to each executive are ultimately subject to the discretion of the Compensation Committee and the Board of Directors

Incentive Plan Compensation
Incentive awards are paid out in cash, restricted common stock or warrant awards.  The incentive award targets for the executives are established at the beginning of the year as a percentage of their base salary, and the actual awards are determined at the following year’s Annual Board of Directors meetings based on actual company performance relative to established goals and objectives, as well as on evaluation of the executive’s relevant departmental and individual performance during the past year.  The award of restricted common stock generally vests over a two year term in equal six months traunches.  The award of restricted common stock purchased through warrants generally vests immediately upon issuance of the warrant which generally has a validity of three years and a per share purchase price of the fair market value of our common stock on the date of grant.  The awards are intended to serve as a means of incentive compensation for performance.

Retirement Plans
The Company does not maintain an employee retirement plan or a 401(k) plan nor do we provide any supplemental retirement benefits to our senior executives.

Change in Control Agreements
Our executives are not awarded any type of protection upon a change in control.

Perquisites
The Company does not provide for any perquisites or any other benefits for its senior executives that are not generally available to all employees.

Compensation Committee Report
We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management.  Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

Submitted by:	Colton Melby and Corey Lambrecht
Compensation Committee

Summary Compensation Table
The following table sets forth the compensation paid by the Company for the fiscal years 2008 and 2007 to the Company’s Chief Executive Officer and two most highly compensated executive officers of the Company.  During fiscal year 2007, the Company changed Chief Executive Officers.
SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)	Option Awards ($)	Non- equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
William J. Clough, CEO/President/	2008	216,154	302,250	(2)					17,866	536,270
Counsel, Director (1)	2007	180,000	27,000						13,000	220,000
Daniel N. Ford, CFO (3)	2008	73,750	60,000	(4)					15,554	149,304
	2007
Matthew M. McKenzie,	2008	73,750	60,000	(6)					9,934	143,684
Director COO	2007
Mark R. Chandler,	2008
former COO/CFO (7)	2007	95,628							6,000	101,628
Clifford Melby,	2008	67,500								67,500
former COO (8)	2007	60,000								60,000

1.
Mr. Clough joined the Company on September 1, 2005.  Effective September 13, 2007, Mr. Clough was appointed CEO/President of Waytronx and Chief Executive Officer of CUI, Inc., a wholly owned subsidiary of the Company.

2.
Mr. Clough is finalizing a three year employment contract with the company, which provides, in part, for an annual salary of $240,000 and bonus provisions for each calendar year, beginning with 2008, in which the Waytronx yearend Statement of Operations shows the Gross Revenue equal to or in excess of fifteen percent (15%), but less than thirty percent (30%) of the immediate preceding calendar year, Mr. Clough shall be entitled to receive a cash bonus in an amount equal to twenty-five percent (25%) of his prior year base salary in addition to any other compensation to which he may be entitled; provided, however, that he shall be entitled to the bonus only if he has been employed during that entire calendar year.  In substitution of the bonus percentages described in the prior sentence, he shall be entitled to receive, in any year in which annual Gross Revenue exceeds by 30% of the prior calendar year gross revenue, a sum equal to fifty percent (50%) of his prior year base salary.  Additionally, Mr. Clough was awarded a $240,000 bonus by the Board of Directors during 2008 in relation to his facilitation of the CUI, Inc. acquisition.  $300,000 of Mr. Clough’s bonuses were accrued as of December 31, 2008 and will be paid over an eighteen month period beginning in January 2009.

3.	Mr. Ford joined the Company May 15, 2008 as Chief Financial Officer of Waytronx and CUI, Inc., a wholly owned subsidiary of the Company.
4.
Mr. Ford is finalizing a three year employment contract with the company, which provides, in part, for an annual salary of $120,000 and bonus provisions for each calendar year, beginning with 2008, in which the Waytronx yearend Statement of Operations shows a Net Profit and the Gross Revenue equal to or that exceeds fifteen percent (15%), but less than thirty percent (30%), of the immediate preceding calendar year, he shall be entitled to receive a cash bonus in an amount equal to fifty percent (50%) of his prior year base salary in addition to any other compensation to which he may be entitled; provided, however, that he shall be entitled to the bonus only if he has been employed by the Company during that entire calendar year.  In substitution of the bonus percentages described above, he shall be entitled to receive, in any year in which annual Gross Revenue exceeds by 30% of the prior calendar year gross revenue, a sum equal to 100% of his prior year base salary.  Mr. Ford’s $60,000 bonus was accrued as of December 31, 2008 and will be paid over an eighteen month period beginning in January 2009.

5.	Mr. McKenzie joined the Company May 15, 2008 as Chief Operating Officer of Waytronx and President and Chief Operating Officer of CUI, Inc., a wholly owned subsidiary of the Company.
6.
Mr. McKenzie is finalizing a three year employment contract with the company, which provides, in part, for an annual salary of $120,000 and bonus provisions for each calendar year, beginning with 2008, in which the Waytronx yearend Statement of Operations shows a Net Profit and the Gross Revenue equal to or that exceeds fifteen percent (15%), but less than thirty percent (30%), of the immediate preceding calendar year, he shall be entitled to receive a cash bonus in an amount equal to fifty percent (50%) of his prior year base salary in addition to any other compensation to which he may be entitled; provided, however, that he shall be entitled to the bonus only if he has been employed by the Company during that entire calendar year.  In substitution of the bonus percentages described above, he shall be entitled to receive, in any year in which annual Gross Revenue exceeds by 30% of the prior calendar year gross revenue, a sum equal to 100% of his prior year base salary.  Mr. McKenzie’s $60,000 bonus was accrued as of December 31, 2008 and will be paid over an eighteen month period beginning in January 2009.

7.
Mr. Chandler was issued 250,000 shares of the Company’s Series A Convertible Preferred Stock and 1,000 shares of the Company’s Series B Convertible Preferred Stock during 2006.  He was issued 240,000 shares of the Company's Series A Convertible Preferred Stock during 2005.  Mr. Chandler was the CFO until June 4, 2007.

8.	Mr. Melby was the COO until May 15, 2008.

Outstanding Equity Awards at Fiscal Year-end
The following table sets forth the outstanding equity awards at December 31, 2008 to each of the named executive officers:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
William J. Clough (1)	100,000	-	-	0.20	2/28/09	-	-	-	-
Mark R. Chandler	500,000	-	-	0.25	10/06/09	-	-	-	-
Matthew McKenzie	-	-	-	-	-	-	-	-	-
Daniel N. Ford	-	-	-	-	-	-	-	-	-
Clifford Melby	-	-	-	-	-	-	-	-	-

1.
During 2006 as recognition for services as a Director of the Company, Mr. Clough was issued a warrant to purchase 100,000 restricted common shares within three years from date of issuance at a per share price of $0.20.

2.
In recognition for past services rendered by Mr. Chandler, by August 23, 2004, Board of Directors resolution, the board authorized issuance to him a warrant to purchase 500,000 restricted common shares within five years from date of issuance at a per share price of $0.25.

Director Compensation
The following table sets forth the compensation of the directors, not included in the Outstanding Equity Awards schedule noted above, for the fiscal year ending December 31, 2008:

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Aweards ($)	Non- Equity Incentive Plan Compensation ($)	Non_Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
John Rouse (1)			0				0

1.
During 2006 as recognition for services as a Director of the Company, Mr. Rouse was issued a warrant to purchase 100,000 restricted common shares within three years from date of issuance at a per share price of $0.61.

Other than as noted herein, no compensation was paid by the Company to the Company’s Board of Directors for fiscal year 2008.

Employment Agreements
During fiscal year 2008, three executive officers were employed under employment agreements currently being finalized with the Company.  Those executive officers are:
•	President, Chief Executive Officer and General Counsel
•	President/Chief Operating Officer of CUI, Inc., a wholly owned subsidiary of Waytronx, Inc. and Chief Operating Officer of Waytronx, Inc.
•	Chief Financial Officer of Waytronx, Inc. and CUI, Inc., a wholly owned subsidiary of Waytronx, Inc.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and persons owning more than 10% of our common stock to file reports of ownership and reports of changes of ownership with the Securities and Exchange Commission.  These reporting persons are required to furnish us with copies of all Section 16(a) forms that they file.

Based solely upon a review of copies of these filings received, we believe that all filing requirements were complied with during the fiscal year ended December 31, 2008 with the exceptions noted below:

A late Form 4 report was filed for Colton Melby, William Clough, Thomas Price, Sean Rooney, Matthew McKenzie and Daniel Ford on July 27, 2009 to report their receipt of Equity Incentive Plan (Executive) 2009 options effective 1/1/2009.

A late Form 4 report was filed for Colton Melby and Thomas Price on July 27, 2009 to report their receipt of warrants effective May 15, 2008.

We have made all officers and directors aware of their reporting obligations and have appointed an employee to oversee Section 16 compliance for future filings.

LEGAL PROCEEDINGS

The Company is not involved in any legal proceedings.

SHAREHOLDER PROPOSALS FOR 2010 ANNUAL MEETING OF SHAREHOLDERS

Under the Security and Exchange Commission’s proxy rules, shareholder proposals that meet certain conditions may be included in our proxy statement and form of proxy for a particular annual meeting.  Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to Waytronx’s Corporate Secretary in a timely manner.  For a stockholder proposal to be considered for inclusion in our proxy statement for our 2010 Annual Meeting of stockholders, the Corporate Secretary of Waytronx must receive the written proposal at our principal executive offices no later than May 1, 2009; provided, however, that in the event that we hold our 2010 Annual Meeting of stockholders more than 30 days before or after the one-year anniversary date of the 2009 Annual Meeting, we will disclose the new deadline by which stockholders proposals must be received under Item 5 of our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform stockholders. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials.  Proposals should be addressed to:

Waytronx Inc.
Attn: Corporate Secretary
20050 SW 112th Avenue
Tualatin, Oregon 97062

Our receipt of any such proposal from a qualified shareholder in a timely manner will not guarantee its inclusion in our proxy materials or its presentation at the 2010 Annual Meeting because there are other requirements in the proxy rules.

ANNUAL REPORT

A COPY OF OUR ANNUAL REPORT TO STOCKHOLDERS (WHICH INCLUDES OUR ANNUAL REPORT ON FORM 10-K AND FORM 10-Q) AND THIS PROXY STATEMENT ARE AVAILABLE TO YOU ON THE INTERNET, OR, UPON YOUR REQUEST, WILL BE PROMPTLY MAILED TO EACH STOCKHOLDER ENTITLED TO VOTE AT THE ANNUAL MEETING.  THE NOTICE, WHICH WAS MAILED TO YOU, INSTRUCTS YOU AS TO HOW YOU MAY ACCESS AND REVIEW ALL OF THE PROXY MATERIALS ON THE INTERNET.  IF YOU WOULD LIKE TO RECEIVE A PAPER OR EMAIL COPY OF OUR PROXY MATERIALS, YOU SHOULD FOLLOW THE INSTRUCTIONS FOR REQUESTING SUCH MATERIALS IN THE NOTICE.

By Order of the Board of Directors,

Bradley J. Hallock,
Corporate Secretary

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE 2009 ANNUAL MEETING OF THE SHAREHOLDERS
September 29, 2009

The undersigned, revoking all previous proxies, appoints Bradley J. Hallock, Corporate Secretary, attorney and proxy of the undersigned, with power of substitution, to represent the undersigned at the 2009 Annual Meeting of Shareholders of Waytronx, Inc. (the "Company") to be held Tuesday, September 29, 2009 at 9:00 a.m. PDT in our corporate offices located at 20050 SW 112th Avenue, Tualatin, Oregon 97062 and for any adjournments thereof and to vote all shares of Voting Stock of the Company which the undersigned is entitled to vote on all matters coming before said meeting.

☒           Please mark your votes with an “X” as in this example.

PROPOSAL I

ELECTION OF DIRECTORS

The Board of Directors recommends a vote FOR the following Directors:

Nominee: Board of Directors, Seat #2, Thomas A. Price, (2 year term)
☐ FOR	☐ WITHHOLD

Nominee: Board of Directors, Seat #4, Sean P. Rooney, (2 year term)
☐ FOR	☐ WITHHOLD

Nominee: Board of Directors, Seat #6, Corey Lambrecht, (2 year term)
☐ FOR	☐ WITHHOLD

PROPOSAL II

TO AMEND THE 2008 EQUITY INCENTIVE PLAN TO INCREASE BY 1,500,000 THE NUMBER OF COMMON SHARES ISSUABLE UNDER THE PLAN FROM 1,500,000 TO 3,000,000.

The Board of Directors recommends a vote FOR the following proposal:

A proposal to amend the 2008 Equity Incentive Plan to increase by 1,500,000 the number of common shares issuable under the plan from 1,500,000 presently authorized to 3,000,000.

☐ FOR	☐ AGAINST	☐ ABSTAIN

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTORS AND “FOR” PROPOSAL II.

Date	2009

Signature

Signature of joint holder, if any

Please sign exactly as your name appears on your stock certificate or account.  Executors, administrators, trustees, etc. should give full title as such.  If the signer is a corporation, please sign full corporate name by a duly authorized officer.  If a partnership, please sign in partnership name by authorized person.